Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2006, accompanying the consolidated financial statements of New World Restaurant Group, Inc. included in the Annual Report on Form 10-K for the year ended January 3, 2006 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Denver, Colorado
February 19, 2007